SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Act Exchange of 1934

         Date of Report (Date of Earliest Event Reported): June 2, 2006

                                     RUDY 45
             (Exact Name of Registrant as Specified in its Charter)

           Nevada                 000-29475               88-0491630
(State or other jurisdiction   (Commission File         (IRS Employer
      of Incorporation)             Number)           Identification Number)

                          2633 Lincoln Blvd., Suite 117
                             Santa Monica, CA 90405
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 452-3206

          (Former name or former address, if changed since last report)


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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS.

     Effective at the close of business on June 2, 2006, Harold R. Hunt, Jr. was removed as an officer and director of Registrant by the written consent of holders of a majority of the outstanding shares of Registrant's common stock. The parties are currently negotiating a mutual release and settlement agreement. There were no disagreements between Mr. Hunt and the Registrant relating to the Registrant's operations, policies or practices.

     On June 2, 2006, Alisa Taggart was appointed as a Director and as Acting President, Chief Financial Officer; and Assistant Secretary of Registrant, effective on June 3, 2006.

     On June 2, 2006, Thomas A. Wagner was terminated as Registrant's Chief Compliance Officer, effective at the close of business on June 2, 2006.



ITEM 8.01 OTHER EVENTS.

         On June 2, 2006, by the written consent of holders of a majority of the outstanding shares of Registrant's common stock, Alisa Taggart, as Assistant Secretary of Registrant, was authorized to execute all documents which may be required to be signed on behalf of Registrant, including all documents to be filed with the Securities Exchange Commission.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     RUDY 45


Date: June 6, 2006                   /s/  Alisa Taggart
                                     ------------------------
                                          Alisa Taggart,
                                          Assistant Secretary